Exhibit 99.1
GIBRALTAR INDUSTRIES, INC.
2005 EQUITY INCENTIVE PLAN

First Amendment to
Third Amendment And Restatement

     Effective as of May 19, 2005, Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”), adopted an equity based incentive compensation plan known as the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Plan”) for the purpose of carrying into effect its objective to provide its employees and its non-employee directors, consultants and other service providers with equity based incentives to increase their motivation to improve the profitability of the Company.
     Effective as of December 18, 2006, the Company amended and restated the Plan to limit the form of payment of certain Awards to an issuance of Shares and to make certain other technical changes. Effective as of December 30, 2008, the Company amended and restated the Plan to conform the Plan to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and to make certain other technical changes. Effective as of May 18, 2009, the Company amended and restated the Plan to increase the number of shares of Common Stock which could be issued pursuant to Awards made under the terms of the Plan and to make certain other technical changes to the Plan. The May 18, 2009 amendment and restatement of the Plan was approved by the Company’s stockholders held on May 18, 2009.
     The Company, as permitted by the Plan, now desires to amend the Plan effective as of January 1, 2010, to clarify that, with respect to Awards made under the terms of the Plan to members of the Board of Directors and to Executive Officers, the Plan has been and is to be administered in a manner which provides the Compensation Committee of the Board of Directors of the Company the sole and exclusive authority to determine the identity of those members of the Board of Directors of the Company and the identity of the Executive Officers who will be entitled to receive Awards under the terms of the Plan and the sole and exclusive authority to establish the terms and conditions of any such Awards, including, but not limited to, the form of such Award (including, but not limited to restricted stock, restricted stock units, options, performance stock, performance stock units and rights), the number of shares of Common Stock to be reflected in Awards made to any such individuals and the terms and conditions for payment of any cash or Common Stock of the Company payable to any such individuals under the terms of any such Awards.
     In connection with the foregoing, the Company hereby adopts the following as the First Amendment to the Third Amendment and Restatement of the Gibraltar Industries, Inc., 2005 Equity Incentive Plan effective as of January 1, 2010:
     1. Section 1.10 of the Plan is hereby amended by deleting the same in its entirety and substituting therefore a new Section 1.10 to read as follows:

     “1.10 Committee means: (a) the Compensation Committee with respect to any Award that has been or may be granted to: (i) any member of the Board of Directors; (ii) any Executive Officer; or (iii) any Eligible Person who is not an Employee; and (b) the Compensation Administration Committee with respect to Awards made or granted to Employees who are not Executive Officers.”
     2. Section 2.02 of the Plan is hereby amended by deleting the same in its entirety and substituting therefore a new Section 2.02 to read as follows:
     “2.02 Grants of Awards; Award Instruments. The Committee shall have sole and exclusive authority for determining the identity of any individual who is to be a recipient of an Award and sole and exclusive authority for the establishment of the terms of the Award made to any individual, including, but not limited to, the form of the Award, the number of shares of Common Stock reflected by the Award and the terms and conditions for payment or distribution of any cash or Common Stock which is payable or issuable in connection with any such Awards. Each Award made to an Eligible Person under the Plan shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of the Award. The instrument evidencing the grant of any Award hereunder shall specify that the Award shall be subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 11.09 of the Plan.”
     3. Section 11.01(a) of the Plan is hereby amended by deleting the same in its entirety and substituting therefore a new Section 11.01(a) to read as follows:
     “11.01 Administration of the Plan. (a) Except as otherwise specifically provided in the Plan, the Plan shall be administered: (i) by the Compensation Committee with respect to all matters pertaining to Awards that may be made or granted or that have been made or granted: (A) to members of the Board of Directors; (B) to any Eligible Person who is not an Employee; and (C) except as provided in Section 11.01(a)(ii) below, to any Eligible Person who is an Employee; and (ii) by the Compensation Administration Committee with respect to those specific matters pertaining to Awards to Employees who are not Executive Officers that are within the scope of the authority granted to the Compensation Administration Committee under Section 11.04 below or delegated by the Compensation Committee to the Compensation Administration Committee pursuant to Section 11.05 below.”
     4. Notwithstanding anything to the contrary contained in the Plan, the Plan shall be and hereby is deemed and construed to be amended to the full extent necessary to provide that, effective as of January 1, 2010, the Compensation Committee shall have the sole and exclusive authority to determine the identity of those members of the Board of Director and the identity of the Executive Officers who will be entitled to receive Awards under the terms of the Plan and shall have sole and exclusive authority to establish the terms and conditions of any such Awards, including, but not limited to, the form of the Award (including, but not limited to restricted stock, restricted stock units, options, performance stock, performance stock units and rights), the number of shares of Common Stock of the Company reflected by the Award and the terms and conditions for payment of any cash or Common Stock which may be payable or issuable pursuant to the terms of any Awards made to any members of the Board of Directors and pursuant to the terms of any Awards made to any Executive Officers.
     5. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms by the Plan.
     IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this Plan to be executed as of the _____ day of April, 2011.

GIBRALTAR INDUSTRIES, INC.
By: